UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2019

PRECIPIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-36439 (Commission File Number)	91-1789357 (I.R.S. Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, on March 12, 2018, Precipio, Inc., a Delaware corporation (the “Company”) entered into a settlement agreement (the “Agreement”) with Crede Capital Group LLC (“Crede”) pursuant to which Precipio agreed to pay to Crede the total sum of $1.925 million (the “Settlement Amount”) payable in a combination of cash and stock in accordance with terms contained in the Agreement. On January 15, 2019, the Company and Crede entered into an amendment and restatement agreement with respect to the Agreement (the “Amendment Agreement”) in order to enable the Company to provide Crede with an alternative means of payment of the Settlement Amount by issuing to Crede a convertible note in the amount of $1,450,000 (the “Convertible Note”). On January 15, 2019, the Company issued Crede the Convertible Note.

The conversion price of the Convertible Note shall equal 90% of the closing bid price of the Company’s common stock on the date prior to each conversion date. The Convertible Note is payable by the Company on the earlier of (i) January 15, 2021 or (ii) upon the closing of a qualified offering in which the Company receives gross proceeds of at least $4,000,000. The Convertible Note may not be converted if, after giving effect to the conversion, Crede together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of the Company’s common stock. The Company, at its option, may redeem some or all of the then outstanding principal amount of the Convertible Note for cash.

The Company shall file a registration statement within 10 business days from the date of the Amendment Agreement covering the resale of the maximum number of shares of common stock issuable pursuant to the Convertible Note.

In accordance with the terms of the Amendment Agreement, during the period commencing on the date of issuance of the Convertible Note and ending on the date Crede no longer beneficially owns any portion of the Convertible Note, Crede shall not sell, on any given trading day, more than the greater of (i) $10,000 of common stock (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof) and (ii) 10% of the daily average composite trading volume of the Company’s common stock as reported by Bloomberg, LP (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof) for such trading day.

The foregoing is only a brief description of the material terms of the Amendment Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Agreement and the form of Convertible Note that is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

10.1	Amendment and Restatement Agreement dated January 15, 2019
10.2	Form of Convertible Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date: January 22, 2019